UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Redesign of Annual Bonus Program and Long-Term Incentive Program for Senior Executive Officers

On November 19, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of URS Corporation (the “Company”) approved a redesign of the annual performance-based cash bonus program for the Company’s senior executive officers (the “Executive Bonus Program”) under the Company’s annual bonus plan (the “Bonus Plan”),  and a redesign of the long-term equity incentive grants to the Company’s senior executive officers  (“Executive LTIP”) under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”).

Annual Cash Executive Bonus Program

Effective for 2014, the Executive Bonus Program under the Bonus Plan will be based on three performance criteria, initially weighted equally:  (i) earnings per share, calculated in accordance with U.S. generally accepted accounting principles, or GAAP (“EPS”), (ii) free cash flow, defined as net cash from operating activities less capital expenditures (“Free Cash Flow”), and (iii) return on invested capital, defined as after tax operating income divided by the sum of average net debt and total URS stockholders’ equity for the applicable period (“ROIC”).  The Executive Bonus Program will permit recipients to earn up to 200% of target based on exceptional financial performance, as indicated by these three metrics.  Recipients may receive a bonus below target if financial performance falls short of the targets but still exceeds a minimum threshold.

Executive Long-Term Equity Incentive Program

Recipients of grants under the Executive LTIP will receive restricted stock unit awards (“RSUs”), initially with 40% of each award consisting of time-based RSUs and 60% consisting of time- and performance-based RSUs.  The time-based RSUs will vest in equal annual tranches over a three-year period from the date of grant.  The time- and performance-based RSUs will vest at the end of a three-year vesting period based on three performance criteria:  (i) 50% on the Company’s achievement of a net income target measured on a cumulative basis over a three-year performance period for the three fiscal years immediately preceding the vesting date, as approved by the Committee for such period, (ii) 50% on the Corporation’s achievement of a ROIC target measured on an average basis over a three-year performance period for the three fiscal years immediately preceding the vesting date, as approved by the Committee for such period, and (iii) the Company’s achievement of a relative total shareholder return (“TSR”) target, based on meeting or exceeding the TSR of the Russell 3000 index, measured over a three-year performance period for the three fiscal years immediately preceding the vesting date.  The time- and performance-based RSUs will permit recipients to earn share levels up to 200% of target based on exceptional financial performance as indicated by the net income and ROIC metrics; however, share payouts may not exceed 100% of target unless the relative TSR equals or exceeds the comparative composite index.  Recipients may receive shares below target if financial performance falls short of the targets but still exceeds a minimum threshold.

The foregoing description is qualified in its entirety by reference to the forms of Restricted Stock Unit Award Grant Notice and Agreement filed as Exhibits 10.1 and 10.2 to this Form 8-K.

Equity Grants

In connection with the approval of the Executive Bonus Program and the Executive LTIP as well as certain recent promotions, on November 19, 2013, the Committee also approved certain equity awards under the 2008 Plan that are either 100% time-based or 100% time- and performance based:

Executive Officer	Time-Based RSUs	Time- and Performance-Based RSUs
W. J. (Bill) Lingard	—	55,000
H. Thomas Hicks	35,000	—
Gary V. Jandegian	10,000	—
Randall A. Wotring	10,000	—
Wayne S. Shaw	—	22,000
George L. Nash, Jr.	—	22,000

The equity awards to Messrs. Lingard, Shaw and Nash are grants of RSUs subject to time- and performance-based vesting only, based on the new Executive LTIP design described above with respect to the Company’s performance in fiscal years 2014, 2015 and 2016.  The equity award to Mr. Hicks is a grant of RSUs subject to time-based vesting only, and will vest in full on June 1, 2015.  The equity awards to Messrs. Jandegian and Wotring are grants of RSUs subject to time-based vesting only, and will vest in equal annual tranches over a three-year period, with an initial vesting date of May 1, 2015.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Form of 2008 Equity Incentive Plan Restricted Stock Unit Award Grant Notice and Agreement – Time- and Performance-Based Vesting
10.2	Form of 2008 Equity Incentive Plan Restricted Stock Unit Award Grant Notice and Agreement – Time- and Performance-Based Vesting (Canadian Residents)
99.1	Press release, dated November 21, 2013, entitled “URS Modifies Executive Incentive Compensation Programs.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: November 21, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2008 Equity Incentive Plan Restricted Stock Unit Award Grant Notice and Agreement – Time- and Performance-Based Vesting
10.2	Form of 2008 Equity Incentive Plan Restricted Stock Unit Award Grant Notice and Agreement – Time- and Performance-Based Vesting (Canadian Residents)
99.1	Press release, dated November 21, 2013, entitled “URS Modifies Executive Incentive Compensation Programs.”